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                                                                   EXHIBIT 10.12

                                                                Loan No. V_33127
                                      NOTE

$10,500,000.00                                                  October 17, 2002

         FOR VALUE RECEIVED, NORFOLK FIRST LLC, a Delaware limited liability company and GTC II FIRST LLC, a Delaware limited liability company (hereinafter collectively referred to as "BORROWER"), promises to pay to the order of JPMORGAN CHASE BANK, a New York banking corporation, its successors and assigns (hereinafter referred to as "LENDER"), the principal sum of TEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($10,500,000.00), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance outstanding on the first day of the applicable Interest Accrual Period (hereinafter defined) at the Interest Rate (hereinafter defined) in effect for such Interest Accrual Period.

                                 1. DEFINITIONS

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Note shall include in the singular number the plural and in the plural number the singular. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Security Instrument.

         "Additional Taxes" shall have the meaning set forth in Section 2.1(d) hereof.

         "Adjusted LIBOR Rate" shall mean, with respect to each Interest Accrual Period, the rate per annum equal to the quotient of (a) the LIBOR Rate divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements applicable to Lender on the date two (2) Working Days prior to the beginning of such Interest Accrual Period (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any Governmental Authority as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D of the Board) maintained by a member bank of such system. Adjusted LIBOR Rate may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which the Lender prices loans on the date which LIBOR Rate is determined by Lender as set forth above.

         "Adjustment Date" shall mean the first day of any Interest Accrual Period (excluding the first day of the first Interest Accrual Period).

         "Base Rate" shall mean, for any day, the greater of (a) the Prime Rate for such day, and (b) the Federal Funds Rate for such day plus .50%.

         "Board" shall mean the Board of Governors of the Federal Reserve System, and any successor thereof.

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         "Business Day" shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed, and when used in the context of a Loan bearing interest at the LIBOR Rate, is also a day of trading by and between banks in the London interbank market.

         "Capital Adequacy Rule" shall mean any law, rule or regulation regarding capital adequacy, or any interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency.

         "Closing Date" means the date of this Note.

         "Federal Funds Rate" shall mean, for any date, the rate set forth in the weekly statistical release designated as H.15(519) or any successor publication, published by the Board for such day opposite the caption "Federal Funds Effective Rate." If on the relevant day such rate is not yet so published, the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York for such date under the caption "FEDERAL FUNDS EFFECTIVE RATE". If on any relevant date the appropriate rate for such date is not yet published in either of the foregoing publications, the rate for such day will be the arithmetic mean (rounded upwards if necessary, to the nearest 1/100th of one percent) of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. (New York City time) on that day by three leading brokers or dealers of Federal Funds transactions in New York City, selected by Lender.

         "First Interest Accrual Period" shall mean the period from and including the Closing Date to and including the ninth day of the calendar month following the calendar month in which the Closing Date occurs.

         "Governmental Authority" shall mean, with respect to any person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case, having jurisdiction over such applicable person or such person's property and any stock exchange on which shares of capital stock of such person are listed or admitted for trading.

         "Interest Accrual Period" shall mean the First Interest Accrual Period and, thereafter, each period commencing on the tenth day of each calendar month and ending on the ninth day of the next succeeding calendar month (or the Maturity Date in regard to the last Interest Accrual Period).

         "Interest Rate" shall mean the rate per annum (expressed as a percentage) equal to the Adjusted LIBOR Rate plus the LIBOR Margin; or if Lender shall exercise its rights under Section 2.5, the Base Rate.

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         "LIBOR Lending Office" shall mean the office of Lender located at
Nassau, Bahamas or such other branch (or affiliate) of Lender as Lender may designate as its LIBOR Lending Office.

         "LIBOR Margin" shall mean two and 45/100 percent (2.45%) per annum.

         "LIBOR Rate" shall mean, with respect to the Adjustment Date within each Interest Accrual Period, (i) the per annum rate (rounded upwards, if necessary, to the nearest 1/16th of 1%) for deposits in U.S. dollars for a period equal to the applicable Interest Accrual Period, which appears on the Telerate Page 3750 as the London Interbank Offering Rate as of 11:00 a.m., London time, on the day that is two London Business Days prior to that Adjustment Date; (ii) if such rate does not appear on the Telerate Page 3750, the LIBOR Rate shall be the arithmetic mean of the offered quotations of rates obtained by Lender from the Reference Banks for deposits in U.S. dollars to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on the day that is two London Business Days prior to that Adjustment Date for the period equal to the applicable Interest Accrual Period and in a Representative Amount (as hereinafter defined); or (iii) if fewer that two Reference Banks provide Lender with such quotations, the LIBOR Rate shall be the rate per annum which Lender determines to be the arithmetic mean of the offered quotations of rates which major banks in New York, New York selected by Lender are quoting at approximately 11:00 a.m. New York City time on that Adjustment Date for loans in U.S. dollars to leading European banks for the period equal to the applicable Interest Accrual Period and in a Representative Amount.

         "London Business Day" shall mean any day on which commercial banks are open for Business in London and on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         "Parent" shall mean, with respect to Lender, any person controlling Lender.

         "Payment" shall have the meaning set forth in Section 2.2(a) hereof.

         "Payment Date" shall mean, with respect to each month, the tenth calendar day in such month, or if such day is not a Business Day, the next following Business Day.

         "Prime Rate" shall mean a fluctuating interest rate per annum equal to the rate of interest announced publicly in New York, New York, from time to time, as Lender's prime rate. The Prime Rate does not necessarily represent the lowest or best rate actually charged to any customer. Lender may make commercial loans or other loans at rates of interest, at, above or below the Prime Rate.

         "Reference Banks" shall mean four major banks in the London interbank market selected by Lender.

         "Representative Amount" shall mean an amount that is representative for a single transaction in the relevant market at the relevant time and as close in amount to the principal balance of the Note as is reasonably practical.

         "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as

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may be nominated by the British Banker's Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

         "Unscheduled Payments" shall mean (a) all condemnation and insurance proceeds that Borrower is required to apply to the repayment of the Debt pursuant to this Note, the Security Instrument or any other Loan Documents, (b) any funds representing a voluntary or involuntary principal prepayment, and (c) any net proceeds obtained by Lender from the exercise of remedies under this Note, the Security Instrument or the other Loan Documents after the occurrence of an Event of Default.

         "Working Day" shall mean any day on which dealings in foreign currencies and exchange are carried on in London, England and in New York, New York.

                                2. PAYMENT TERMS

         Section 2.1       Principal and Interest Payments.

                  (a) Payments of principal and interest under this Note, calculated in accordance with the terms hereof, shall be due and payable as follows:

                           (i) interest only at the Interest Rate in effect for the First Interest Accrual Period shall be due and payable on the date hereof;

                           (ii) interest at the Interest Rate in effect for the Interest Accrual Period ending on the day preceding such Payment Date shall be due and payable on the Payment Date in December, 2002, and on each subsequent Payment Date through and including the Payment Date in October, 2005; thereafter

                           (iii) the entire outstanding principal amount of this Note, together with all accrued and unpaid interest and any other charges due hereon, shall be due and payable on the Payment Date occurring in November, 2005 (the "MATURITY DATE").

                  (b) Payments shall be paid by Borrower, without set-off or counterclaim, by wire transfer to Lender at 270 Park Avenue, New York, New York 10017, or to such other location or account as Lender may specify to Borrower from time to time, in federal or other immediately available funds in lawful money of the United States of America, not later than 12:00 noon, New York City time, on each Payment Date. If any payment hereunder or under any of the Loan Documents becomes due and payable on a day other than a Business Day, such payment shall not be payable until the next succeeding Business Day. Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty
         (360) day year.

                  (c) Lender shall determine the LIBOR Rate, Base Rate, Prime Rate and Federal Funds Rate as in effect from time to time, and each such determination of the LIBOR Rate, Base Rate, Prime Rate and Federal Funds Rate shall be conclusive and binding absent manifest error.

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                  (d)      Payments made by Borrower under this Note shall be
         made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Additional Taxes"). If any Additional Taxes are required to be withheld from any amounts payable to Lender hereunder or under any of the other Loan Documents, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Additional Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Note.

         Section 2.2       Application of Payments.

                  (a) Each and every payment (a "PAYMENT") made by Borrower to Lender in accordance with the terms of this Note and/or the terms of any one or more of the other Loan Documents and all other proceeds received by Lender with respect to the Debt, shall be applied as follows:

                           (1) Payments other than Unscheduled Payments shall be applied (i) first, to all interest (other than Default Rate interest) which shall be due and payable with respect to the Loan pursuant to the terms hereof as of the date the Payment is received (including any unpaid interest and interest thereon to the extent permitted by applicable law), (ii) second, to all charges, Default Rate interest or other premiums and other sums payable hereunder or under the other Loan Documents (other than those sums included in clause
                  (i) of this Section 2.2(a)(1)) in such order and priority as determined by Lender in its sole discretion, and (iii) on the Maturity Date, to the Loan until the Loan has been paid in full.

                           (2) Unscheduled Payments shall be applied at the end of the Interest Accrual Period in which such Unscheduled Payments are received as a principal prepayment of the Loan amount to amortize the Loan.

                  (b) To the extent that Borrower makes a Payment or Lender receives any Payment or proceeds for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such Payment or proceeds had not been received by Lender.

         Section 2.3 Indemnity. Borrower agrees to indemnify Lender and to hold it harmless from any cost, loss or expenses which Lender may sustain or incur as a consequence of (a) Borrower making a payment or prepayment of principal on the Loan on a day which is not a Payment Date with respect thereto,
(b) default by Borrower in making any prepayment after Borrower has given a notice of prepayment, and (c) any acceleration of the maturity of the Loan by Lender in accordance with the terms of this Note, including, but not limited to, any such

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reasonable costs, loss or expense arising in liquidating the Loan and from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Loan hereunder.

         Section 2.4       Increased Cost and Reduced Return.

                  (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board (but excluding with respect to any such requirement reflected in the then effective LIBOR Rate)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender (or its LIBOR Lending Office) or shall impose on Lender (or its LIBOR Lending Office) or on the London interbank market any other condition affecting any loan bearing interest at the LIBOR Rate, and the result of any of the foregoing is to increase the cost to Lender (or its LIBOR Lending Office) of maintaining the Loan at the LIBOR Rate, or to reduce the amount of any sum received or receivable by Lender (or its LIBOR Lending Office) under this Note with respect thereto, by an amount deemed by Lender to be material, then, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

                  (b) If Lender shall have determined that, after the date hereof, the adoption of any Capital Adequacy Rule has or would have the effect of reducing the rate of return on capital of Lender (or its parent) as a consequence of Lender's obligations hereunder to a level below that which Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender (or its Parent) for such reduction.

                  (c) Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section 2.4 and will designate a different LIBOR Lending Office if such designation will avoid the need for, or reduce the amount of such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. A certificate of Lender claiming compensation under either
         Section 2.4(a) or 2.4(b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error; provided that any certificate delivered by Lender pursuant to this Section 2.4(c) shall (i) in the case of a certificate in respect of amounts payable pursuant to Section 2.4(a), set forth in reasonable detail the basis for and the calculation of such amounts, and (ii) in the case of a certificate in respect of amounts payable pursuant to Section 2.4(b), (A) set forth at least the same amount of detail in respect of the calculation of such amount as Lender provides in similar circumstances to other

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         similarly situated borrowers from Lender, and (B) include a statement by Lender that it has allocated to the Loan a proportionately equal amount of any reduction of the rate of return on Lender's capital due to a Capital Adequacy Rule as it has allocated to each of its other outstanding loans that are effected similarly by such Capital Adequacy Rule.

         Section 2.5 Deposits Unavailable. In the event, and on each occasion, that (a) Lender shall have determined that dollar deposits in the principal amounts of the Loan are not generally available to Lender in the London interbank market, for such periods and amounts then outstanding hereunder or that reasonable means do not exist for ascertaining the LIBOR Rate, or (b) Lender determines that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining the Loan at the LIBOR Rate during such Interest Accrual Period, Lender shall, as soon as practicable thereafter, give written notice of such determination to Borrower. In the event of such determination, until the circumstances giving rise to such notice no longer exist, the Loan shall bear interest at the Base Rate. After an Event of Default, interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to the Default Rate.

         Section 2.6 Illegality. If on or after the date of this Note, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender (or its LIBOR Lending Office) to maintain the Loan to Borrower pursuant to this Section 2.6, Lender shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. If Lender shall determine that it may not lawfully continue to maintain the Loan at the LIBOR Rate to maturity and shall so specify in such notice, the Loan shall bear interest at the Base Rate.

                                   3. SECURITY

         This Note is secured by, and Lender is entitled to the benefits of, the Security Instrument, the Assignment, the Assignment of Cap Agreement, the Environmental Agreement, and the other Loan Documents (hereinafter defined). The term "SECURITY INSTRUMENT" means the Deed of Trust and Security Agreement dated the date hereof given by Borrower for the use and benefit of Lender covering the estate of Borrower in certain premises as more particularly described therein (which premises, together with all properties, rights, titles, estates and interests of Borrower now or hereafter securing the Debt and/or other obligations of Borrower under the Loan Documents, are collectively referred to herein as the "PROPERTY"). The term "ASSIGNMENT" means the Assignment of Leases and Rents of even date herewith executed by Borrower in favor of Lender. The term "ASSIGNMENT OF CAP AGREEMENT" means the Assignment of Interest Rate Cap Agreement and Security Agreement of even date herewith executed by Borrower and JPMorgan Chase Bank, as Cap Seller (together with any successor or replacement Cap Seller, the "CAP SELLER"). The term "Environmental Agreement" means the Environmental Indemnity Agreement of even date herewith executed by Borrower in favor of Lender. The term "Loan Documents" refers collectively to this Note, the Security Instrument, the Assignment, the Assignment of Cap

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Agreement, the Environmental Agreement, and any and all other documents executed in connection with this Note or now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note or pertains to indebtedness evidenced by this Note. In the event the Cap Seller under the interest rate cap agreement (the
"CAP AGREEMENT") assigned pursuant to the Assignment of Cap Agreement fails at any time to have either a long term rating of AAA (or its equivalent) or a short term rating of A-1+ (or its equivalent) or better as determined by two independent Rating Agencies (as defined in the Security Instrument), then provided that the Cap Seller has agreed to amend the Cap Agreement to provide for Cap Seller to pay to the Borrower the amount, if any, due to Borrower as a result of any early termination of the Cap Agreement for a Termination Event (as defined in the Cap Agreement), as determined in accordance with the Cap Agreement, then the Borrower shall concurrently with such payment by the Cap Seller to the Borrower replace the Cap Agreement with a new interest rate cap agreement with a commercial bank having long term or short term ratings at least equal to the aforesaid minimum rating requirements and shall assign the replacement interest rate cap agreement to Lender pursuant to an assignment document substantially similar to the Assignment of Cap Agreement.

                                   4. LATE FEE

         If any installment payable under this Note (including the final installment due on the Maturity Date) is not received by Lender on or prior to the calendar day the same is due (without regard to any applicable cure and/or notice period), Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum or (b) the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Loan Documents.

                           5. DEFAULT AND ACCELERATION

         So long as an Event of Default exists, Lender may, at its option, without notice or demand to Borrower, declare the Debt immediately due and payable. All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative. In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security for the Debt or to defend against any claims asserted by Borrower arising from or related to the Loan Documents, Borrower also agrees to pay to Lender on demand all costs of collection or defense incurred by Lender, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

                               6. DEFAULT INTEREST

         Upon the occurrence of an Event of Default Borrower shall pay interest on the entire unpaid principal sum and any other amounts due under the Loan Documents at the rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the greater of (i) five percent (5%) above the Interest Rate or (ii) five percent (5%) above the Prime Rate, in effect at the time of the occurrence of the Event of Default (the "DEFAULT RATE"). The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of a sum of money determined by Lender to be sufficient to cure the Event of Default. Amounts

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of interest accrued at the Default Rate shall constitute a portion of the Debt, and shall be deemed secured by the Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                                  7. PREPAYMENT

                  (a) The principal balance of this Note may not be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) prior to the Payment Date occurring in May, 2004. On the Payment Date occurring in May, 2004, or at any time thereafter, the principal balance of this Note may be prepaid, in whole but not in part (except with respect to the application of casualty or condemnation proceeds and except in connection with the release of any property securing this Note as expressly permitted by the Loan Documents), on any Payment Date upon not less than thirty (30) days nor more than ninety (90) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (the "PREPAYMENT Date") and upon payment of (i) interest accrued and unpaid on the principal amount of this Note being prepaid to and including the Prepayment Date, and (ii) all other sums then due under this Note and the other Loan Documents. If any such notice of prepayment is given, the principal amount so notified and the other sums required under this paragraph shall be due and payable on the Prepayment Date. If prepayment of this Note, in whole or in part, results from Lender's exercise of its rights upon Borrower's default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced) prior to the Payment Date occurring in May, 2004, Borrower shall also pay to Lender a prepayment fee equal to 1% of the principal amount of this Note prepaid, and such prepayment fee shall be in addition to any other sums due hereunder or under any of the other Loan Documents.

                  (b) Partial prepayments of principal resulting from the application of casualty or condemnation proceeds to the Debt shall not change the amounts of subsequent monthly installments of principal (if any are required hereunder) nor change the dates on which such installments are due, unless Lender shall otherwise agree in writing.

                                8. SAVINGS CLAUSE

         This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of

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the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

                                   9. WAIVERS

                  (a) Except as specifically provided in the Loan Documents, Borrower and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof. Borrower and any surety, endorser or guarantor hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance by Lender of further collateral, (iii) the release by Lender of any existing collateral for the payment of this Note, (iv) to any and all renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and/or (v) that additional Borrowers, endorsers, guarantors or sureties may become parties hereto all without notice to them and without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Borrower under this Note or any endorser or guarantor hereof even though the Borrower or such endorser or guarantor is not a party to such agreement.

                  (b) Failure of Lender to exercise any of the options granted herein to Lender upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Lender at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Lender.

                                 10. EXCULPATION

                  (a) Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications below, Lender and Borrower agree that:

                           (i) Borrower shall be liable upon the Debt and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor; provided, however, that in the event (A) of fraud, willful misconduct or material misrepresentation by Borrower, its general partners, if any, its members, if any, its principals, its affiliates, its agents or its employees or by any Guarantor in connection with the loan evidenced by this Note, (B) of Borrower's breach or default under Sections 4.3 or 8.2 of the Security Instrument, or (C) the Property or any part thereof becomes an asset in a voluntary bankruptcy or insolvency proceeding, the limitation on recourse set forth in this Subsection 10(a) will be null and void and completely inapplicable, and this Note shall be with full recourse to Borrower.

                           (ii) If a default occurs in the timely and proper payment of all or any part of the Debt, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon the Security Instrument, the Other Loan Documents and the interest in the Property, the Rents and any other collateral given to Lender created by the Security Instrument and the Other Loan Documents; provided, however, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Note and the Security Instrument, agrees that it shall not, except as otherwise herein provided, sue for, seek or demand any deficiency judgment against Borrower in any action or proceeding, under or by reason of or under or in connection with this Note, the Other Loan Documents or the Security Instrument.

                           (iii) The provisions of this Subsection 10(a) shall not (A) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Other Loan Documents or the Security Instrument; (B) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (C) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Security Instrument, or the Other Loan Documents; (D) impair the right of Lender to obtain the appointment of a receiver; (E) impair the enforcement of the Assignment executed in connection herewith;
                  (F) impair the right of Lender to enforce the provisions of
                  Article 11 of the Security Instrument; or (G) impair the right of Lender to obtain a deficiency judgment or judgment on this Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under the Security Instrument; provided, however, Lender shall only enforce such judgment against the insurance proceeds and/or condemnation awards.

                           (iv) Notwithstanding the provisions of this Article to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to: (A) the misapplication or misappropriation of Rents; (B) the misapplication or misappropriation of insurance proceeds or condemnation awards; (C) Borrower's failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value; (D) any act of actual waste or arson by Borrower, any principal, affiliate, general partner or member thereof or by any Guarantor; (E) any fees or commissions paid by Borrower to any principal, affiliate, general partner or member of Borrower or any Guarantor in violation of the terms of this Note, the Security Instrument or the Other Loan Documents; (F) Borrower's failure to comply with the provisions of Section 11 of the Security Instrument; or (G) any breach of the Environmental Agreement.

                  (b) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt, owing to Lender in accordance with this Note, the Security Instrument and the Other Loan Documents.

                                  11. AUTHORITY

         Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note and the other Loan Documents and that this Note and the other Loan Documents constitute legal, valid and binding obligations of Borrower. Borrower further represents that the loan evidenced by the Loan Documents was made for business or commercial purposes and not for personal, family or household use.

                                   12. NOTICES

         All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner and be effective as specified in the Security Instrument, directed to the parties at their respective addresses as provided therein.

                                  13. TRANSFER

         Lender shall have the unrestricted right at any time or from time to time to sell this Note and the loan evidenced by this Note and the Loan Documents or participation interests therein. Borrower shall execute, acknowledge and deliver any and all instruments requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this
Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents. To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Lender hereunder.

                           14. WAIVER OF TRIAL BY JURY

         BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO (A)

ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                               15. APPLICABLE LAW

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without regard to any conflict of laws or principles) and the applicable laws of the United States of America.

                                16. JURISDICTION

         BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE COMMONWEALTH OF VIRGINIA IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                               17. NO ORAL CHANGE

         The provisions of this Note and the Loan Documents may be amended or revised only by an instrument in writing signed by the Borrower and Lender. This Note and all the other Loan Documents embody the final, entire agreement of Borrower and Lender and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Borrower and Lender. There are no oral agreements between Borrower and Lender.

                                  18. REFINANCE

         Borrower agrees to offer in good faith to Lender the opportunity to refinance the Loan at its maturity, provided, however, in no event shall (a) Lender have any obligation to so refinance the Loan at maturity, any such refinancing to be subject to Lender's customary underwriting standards at such time and such other conditions and requirements as Lender may impose, (b) Borrower be obligated to accept any refinancing offered by Lender or (c) Borrower be obligated to provide Lender with copies of any offers by third parties to refinance the Loan or provide

Lender with the opportunity to match or better the terms of any third party offer to refinance the Loan.

                              19. EXTENSION OF NOTE

         Upon written notice by Borrower to Lender, not more than ninety (90) days nor less than sixty (60) days prior to the Maturity Date, Borrower may notify Lender of its intention to extend the Note (in whole but not in part) for two (2) additional periods of one (1) year each ("EXTENSION TERM") on the same terms and conditions as this Note for the initial three (3) year term, subject to satisfaction as of the Maturity Date of each of the following terms and conditions:

                  (a) No Event of Default has occurred during the term of this Note or is continuing under the Loan Documents;

                  (b) The Property has maintained a Debt Coverage Ratio (as hereinafter defined) of not less than one hundred thirty percent (130%) for the twelve (12) month period ending upon the date Borrower requests its extension of the Maturity Date, and the Property has a projected Debt Coverage Ratio of not less than one hundred thirty percent (130%) for the twelve (12) months commencing on the Maturity Date;

                  (c) The Property has maintained a Debt Coverage Ratio, based on a stressed mortgage constant of 10.09, of not less than one hundred five percent (105%) for the twelve (12) month period ending upon the date Borrower requests its extension of the Maturity Date, and the Property has a projected Debt Coverage Ratio, based on a constant of 10.09, of not less than one hundred five percent (105%) for the twelve (12) months commencing on the Maturity Date;

                  (d) The loan to value ratio, as established by a current MAI appraisal prepared by an appraiser approved by Lender and conducted after Borrower requests its extension of the Maturity Date, is no more than eighty percent (80%);

                  (e) Payment to Lender of a fully earned and non-refundable extension fee equal to 0.125% of the principal amount of this Note payable on the effective date of each such extension;

                  (f) Borrower shall purchase an interest rate cap agreement acceptable to Lender from a financial institution counterparty with a short term rating of "A-1+" or better or a long term rating of "AAA" or better from each of the Rating Agencies, with an interest rate equal to the maximum rate of interest set forth in the Cap Agreement, with a notional amount equal to the outstanding principal amount of this Note as of the effective date of the extension of the Maturity Date and with a term equal to the extension term. In addition to obtaining such interest rate cap agreement, Borrower also agrees that Lender shall be granted a first priority security interest in the interest rate cap agreement, and any payments to Borrower thereunder shall be made by the counterparty directly to an account specified and controlled by Lender for application to amounts due under this Note (and the counterparty shall be required to acknowledge and agree to such security interest and direct payment);

                  (g) Payment by Borrower of all reasonable costs and expenses, including legal fees, actually incurred by Lender or otherwise involved in extending the term of the Note. Borrower shall pay a deposit of $7,500 (the "EXPENSE DEPOSIT") toward such costs and expenses at the time Borrower notifies Lender of its intention to extend the Note. If Lender determines that the conditions set forth herein have not been satisfied, the deposit less Lender's actual costs and expenses shall be returned to Borrower. If the actual costs and expenses are less than the Expense Deposit, Lender shall refund the difference to Borrower at closing. If the actual costs and expenses are greater than the Expense Deposit, Borrower shall pay the difference at closing;

                  (h) Delivery to Lender of all items reasonably required by Lender in connection with Lender's evaluation of Borrower's request to extend the Maturity Date, all of which must be acceptable in form and substance to Lender, including, without limitation, current rent rolls, operating statements and financial statements;

                  (i) Lender shall have determined that there has been no material adverse change in the condition, financial, physical or otherwise, of the Property, Borrower or any guarantor or indemnitor since the date hereof; and

                  (j) At Lender's option, the extension of the term of this Note shall be evidenced by an extension or renewal of or amendment to the Note, or by the execution of a new note. Borrower further agrees to execute and/or deliver to Lender any other documentation reasonably requested by Lender, including, without limitation, security agreements, financing statements, opinions of counsel and title endorsements, all of which shall be reasonably satisfactory in form and substance to Lender.

                  (k) For purposes hereof the term "DEBT COVERAGE RATIO" shall mean the ratio of Cash Available for Debt Service (as defined below) to annual debt service (i.e., principal (if any) and interest payments) due under this Note (utilizing solely for purposes of calculating the Debt Coverage Ratio an assumed interest rate equal to the Interest Rate in effect on the date of determination of the Debt Coverage Ratio) and any other notes secured by the Property or by direct pledges of equity in the Borrower (but specifically excluding any notes not made by the Borrower or secured by the Property or membership interests in the Borrower). Cash Available for Debt Service, which is generally defined below, shall be determined by Lender in a manner substantially the same as that utilized by Lender in underwriting loans secured by similar property types at the time of determination of the Debt Coverage Ratio. In addition, Cash Available for Debt Service shall be adjusted by applying (i) vacancy and/or credit loss rates to gross income at the higher of actual, market or the rate applied by the Rating Agencies, (ii) rental or average daily room rates (as applicable) at the lower of actual, market or the rate applied by the Rating Agencies, (iii) deductions for operating expenses based on the higher of actual historical levels, market or as otherwise applied by the Rating Agencies and (iv) deducting expenses for capital replacements and repairs, tenant improvements and leasing commissions, calculated at the greater of actual or minimum amounts per square foot of the Property required by Lender and/or the Rating Agencies for properties of similar types, location and condition. Cash Available for Debt Service shall mean:

                           (i) all gross receipts received or (with respect to a projected Debt Coverage Ratio) anticipated from the Property, including, without limitation, from tenants in the Property and paying rent under leases in effect during the applicable twelve-month period, calculated on a cash basis which reflects only the income actually received during the previous twelve-month period as of the date of such calculation, and for a projected Debt Coverage Ratio any income anticipated to be received during the following twelve-month period based on leases in effect as of the date of calculation, for such time as those leases are contracted to remain in effect without expiration by their terms or optional termination by the tenant (unless the tenant has waived its termination rights in writing or the term of the lease has been extended in writing), including without limitation all amounts to be received from tenants as payment of operating expenses but not including refundable deposits, late fees or charges, interest income or other non-operating income, lease termination payments, excess tenant improvement and leasing commission payments included as additional rent, principal or interest payments received by Borrower on loans to tenants and fees and reimbursements for work performed for tenants by Borrower, less:

                           (ii) all expenses actually incurred by Borrower (without duplication), for the operation or maintenance of the Property for the applicable twelve-month period, including ground rents, the cost of property management (which shall be the greater of the actual management fee payable under a management contract in effect for the applicable twelve (12) month period, market or the minimum fee applied by the Rating Agencies), marketing, franchise fees (which shall be the greater of the actual fees payable under franchise or license agreements, market, or the minimum fee applied by nationally recognized rating agencies), maintenance, cleaning, security, legal, administrative, landscaping, parking maintenance, utilities, real estate taxes and assessments and other taxes related to the operation of the Property, insurance premiums, necessary repairs and future replacements of equipment and other capital expenditures, tenant improvements, leasing commissions and other costs and expenses incurred by Borrower during the applicable period, and for a projected Debt Coverage Ratio, amounts reasonably estimated by Lender for each of the foregoing items. Payments under this Note and non-cash deductions for income tax purposes shall not be deducted in determining Cash Available for Debt Service.

         Executed as of the day and year first above written.

                                  BORROWER:

                                  NORFOLK FIRST LLC, a Delaware limited
                                  liability company

                                  By: /s/ Douglas J. Donatelli
                                      ----------------------------------------
                                  Name: Douglas J. Donatelli
                                  Title: President

                                  GTC II FIRST LLC, a Delaware limited liability company

                                  By: /s/ Douglas J. Donatelli
                                      ----------------------------------------
                                  Name: Douglas J. Donatelli
                                  Title: President